Exhibit 7.1

AGREEMENT REGARDING JOINT FILING

OF STATEMENT ON SCHEDULE 13D

Each of the undersigned hereby acknowledges and agrees, pursuant to the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

Dated: September 25, 2013

KEVIN DOUGLAS
/s/ Kevin Douglas

MICHELLE DOUGLAS
/s/ Michelle Douglas

TIMOTHY A. MCGAW
/s/ Timothy A. McGaw

K&M DOUGLAS TRUST

/s/ Kevin Douglas
By:	Kevin Douglas
Title:	Trustee

/s/ Michelle Douglas
By:	Michelle Douglas
Title:	Trustee

JAMES DOUGLAS AND JEAN DOUGLAS
IRREVOCABLE DESCENDANTS’ TRUST

/s/ Kevin Douglas
By:	Kevin Douglas
Title:	Trustee

/s/ Michelle Douglas
By:	Michelle Douglas
Title:	Trustee